[LOGO] COMPOSITE
       TECHNOLOGY
       CORPORATION]


                                     Innovative Solutions for the Power Industry
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FOR IMMEDIATE RELEASE                                    Contact: James Carswell
                                                                    760-416-8628

              COMPOSITE TECHNOLOGY COMPLETES $15 MILLION FINANCING

IRVINE, CA, AUGUST 17, 2004 - Composite Technology Corporation (CTC or the Company) (OTC Bulletin Board: CPTC), a leading developer of high-performance composite core cables for electric transmission and distribution lines, today announced it has completed a $15 million financing through sale of a 6% convertible debenture.

Midsummer Investment, Ltd., was the lead investor, and three additional funds participated. Proceeds from the financing will be used to scale-up manufacturing, add inventory, increase sales/marketing efforts and for general operating purposes. CTC anticipates that the proceeds from this financing will sustain the Company to cash flow positive.

Benton Wilcoxon, CTC Chairman and CEO said, "These proceeds enhance our financial strength and ability to capitalize on the opportunities of our technology to generate future growth."

Lane Capital Markets (LCM), a partnership Investment Bank, acted as Composite Technology's Exclusive Placement Agent and Financial Advisor. LCM specializes in financings and advisory work for emerging and high growth companies across all industries. See: WWW.LANECAPITALMARKETS.COM

Additional information on the financing will be available in the Company's 8-K to be filed with the Securities and Exchange Commission.

CTC is an Irvine, CA-based company providing high performance advanced composite core conductor cables for electric transmission and distribution lines. The proprietary new ACCC cable transmits two times more power than comparably sized conventional cables in use today. ACCC can solve line sag problems, create energy savings through less line losses, has significantly lower electromagnetic fields, and can easily be retrofitted on existing towers to upgrade energy throughput. ACCC cables allow transmission owners, utility companies, and power producers to easily replace transmission lines without modification to the towers using standard installation techniques and equipment, thereby avoiding the deployment of new towers and establishment of new rights-of-way that are costly, time consuming, controversial and may impact the environment. CTC has established strategic relationships with existing cable manufacturers to rapidly expand production and facilitate deployment to end users worldwide. See:
WWW.COMPOSITETECHCORP.COM.

Contact:                                     Media Contact:                     Investor Relations:
James Carswell, Dir. Corp. Development       James McCusker                     Carl Hymans
Composite Technology Corp.                   G. S. Schwartz & Co.               G. S. Schwartz & Co.
760-416-8628                                 212-725-4500                       212-725-4500

This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to CTC. However, actual events or results may differ from Composite Technology Corporation's (CTC) expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, general economic conditions, availability of funds for capital expenditure by customers, availability of timely financing, cash flow, timely delivery by suppliers, or CTC's ability to manage growth. Other risk factors attributable to CTC's business segment may affect the actual results achieved by CTC and are included in CTC's Annual Report filed with the Commissioner on Form 10KSB for fiscal year ended September 30, 2003.


2026 McGaw Avenue, Irvine, California 92614
Tel: 949.428.8500               Fax: 949.660.1533      www.compositetechcorp.com